UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item	1.01. Entry into a Material Definitive Agreement.

On March 24, 2022 (the “Closing Date”), Core Income Funding III LLC (“ORCIC III Financing”), a Delaware limited liability company and newly formed subsidiary of Owl Rock Core Income Corp., a Maryland corporation (the “Company” or “us”), entered into a Credit Agreement (the “Secured Credit Facility”), with ORCIC III Financing, as borrower, Owl Rock Capital Advisors LLC, as servicer, the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager.

From time to time, the Company expects to sell and contribute certain investments to ORCIC III Financing pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, by and between the Company and ORCIC III Financing. No gain or loss will be recognized as a result of the contribution. Proceeds from the Secured Credit Facility will be used to finance the origination and acquisition of eligible assets by ORCIC III Financing, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by ORCIC III Financing through the Company’s ownership of ORCIC III Financing. The maximum principal amount of the Secured Credit Facility is $750 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of ORCIC III Financing’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.

The Secured Credit Facility provides for the ability to draw and redraw revolving loans under the Secured Credit Facility for a period of up to three years after the Closing Date unless the commitments are terminated sooner as provided in the Secured Credit Facility (the “Commitment Termination Date”). Unless otherwise terminated, the Secured Credit Facility will mature on March 24, 2027 (the “Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the Closing Date, ORCC III Financing may owe a prepayment penalty. Prior to the Stated Maturity, proceeds received by ORCIC III Financing from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the Stated Maturity, ORCIC III Financing must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn in U.S. dollars are benchmarked to Daily SOFR, amounts drawn in British pounds are benchmarked to SONIA plus an adjustment of 0.11930%, amounts drawn in Canadian dollars are benchmarked to CDOR, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. The “Applicable Margin” ranges from 1.60% to 2.10% depending on the composition of the collateral. The Secured Credit Facility also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread.

From the Closing Date to the Commitment Termination Date, there is a commitment fee, calculated on a daily basis, ranging from 0.25% to 1.25% on the undrawn amount under the Secured Credit Facility. The Secured Credit Facility contains customary covenants, including certain limitations on the activities of ORCIC III Financing, including limitations on incurrence of incremental indebtedness, and customary events of default. The Secured Credit Facility is secured by a perfected first priority security interest in the assets of ORCIC III Financing and on any payments received by ORCIC III Financing in respect of those assets. Assets pledged to the lenders under the Secured Credit Facility will not be available to pay the debts of the Company.

Borrowings of ORCIC III Financing are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

The description above is only a summary of the material provisions of the Secured Credit Facility and the Sale and Contribution Agreement and is qualified in its entirety by reference to the copies of the Secured Credit Facility and Sale and Contribution Agreement which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

As of March 1, 2022, Owl Rock Core Income Corp. (the “Company,” “we” or “us”) sold approximately 4,176,265 unregistered shares of its Class I common stock (with the final number of shares being determined on March 22, 2022) to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $38 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 8.01	Other Events.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $7.5 billion in Shares (the “Offering”). As of March 1, 2022, the Company has raised total gross proceeds of approximately $2.8 billion relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”). As of March 1, 2022, the Company has issued approximately 108,787,255 shares of its Class S common stock, approximately 30,830,408 shares of its Class D common stock, and approximately 155,557,499 shares of its Class I common stock in its public offering, and has raised total gross proceeds of approximately $1.0 billion, approximately $287 million, and approximately $1.5 billion, respectively, including seed capital of $1,000 contributed by Owl Rock Capital Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from Owl Rock Feeder FIC ORCIC Equity LLC, an entity affiliated with the Adviser. In addition, the Company has issued approximately 4,176,265 shares of its Class I common stock in the Private Offering and raised gross proceeds of approximately, $38 million.

March 1, 2022 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The March 1, 2022 public offering price for each of our share classes is equal to such class’s NAV per share as of February 28, 2022, plus applicable maximum upfront sales load

	Net Asset Value (per share)	Maximum Offering Price (per share)
Class S	$9.27	$9.59
Class D	$9.27	$9.41
Class I	$9.28	$9.28

The average debt-to-equity leverage ratio during the month and quarter-to-date period ended February 28, 2022 was 0.59x and 0.61x, respectively. As of February 28, 2022, the Company had $3.8 billion in committed debt capacity in the form of a $1.2 billion corporate revolver, a $250.0 million promissory note, two asset credit facilities of $550.0 million and $1.0 billion, and $850.0 million in unsecured bonds. Of the Company’s committed debt capacity, $1.0 billion (54.1%) is in secured floating rate leverage and $850.0 million (45.9%) is in unsecured fixed rate leverage based on drawn amounts. The Company’s leverage sources are in the form of a $253.5 million corporate revolver (13.7%), a $301.3 million SPV asset-based facility (16.3%), a $446.0 million SPV asset-based facility (24.1%), and $850.0 million in unsecured bonds (45.9%) based on drawn amounts.

Portfolio Update

As of February 28, 2022, we had debt investments in 117 portfolio companies with an aggregate par value of $4.2 billion. As of February 28, 2022, based on par value, our portfolio consisted of 81.2% first lien debt investments, 13.2% second lien debt investments, less than 0.1% unsecured debt investments, 3.4% preferred equity investments, and 2.2% common equity investments. As of February 28, 2022, 98.8% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of February 28, 2022.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$602,536	14.3%
Internet software and services	481,156	11.4%
Insurance	422,282	10.0%
Business services	372,777	8.8%
Healthcare Technology	327,629	7.8%
Financial services	217,336	5.1%
Buildings and real estate	196,640	4.7%
Consumer products	187,844	4.4%
Containers and packaging	154,646	3.7%
Specialty retail	153,865	3.6%
Food and beverage	135,663	3.2%
Healthcare equipment and services	125,017	3.0%
Human resource support services	113,101	2.7%
Chemicals	109,542	2.6%
Professional services	104,033	2.5%
Leisure and entertainment	94,358	2.2%
Advertising and media	89,349	2.1%
Manufacturing	86,847	2.1%
Distribution	81,880	1.9%
Infrastructure and environmental services	52,784	1.2%
Automotive	39,950	0.9%
Education	31,255	0.7%
Aerospace and defense	20,437	0.5%
Household products	11,249	0.3%
Transportation	10,000	0.2%
Telecommunications	993	0.0%

Total	4,223,169	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 24, 2022, among Core Income Funding III LLC, as Borrower, Owl Rock Capital Advisors LLC, as Servicer, the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Alter Domus (US) LLC as Collateral Custodian and Bank of America, N.A., as Sole Lead Arranger and Sole Book Manager.

10.2	Sale and Contribution Agreement, dated as of March 24, 2022, between Owl Rock Core Income Corp., as Seller and Core Income Funding III LLC, as Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: March 28, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer